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                                                            EXHIBIT  10.5


                            NONCOMPETITION AGREEMENT



     This Noncompetition Agreement (the "Agreement") is entered into as of August __, 1996, by and between Teletouch Communications, Inc., a Delaware corporation ("Teletouch") and the former shareholders of AACS Communications, Inc., a Texas corporation ("AACS"), listed on the signature pages hereof (individually, a "Shareholder" and collectively, the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, Teletouch and the Shareholders are parties to that certain Stock Purchase Agreement dated as of April 4, 1996, (the "Stock Purchase Agreement") pursuant to which Teletouch will purchase all of the issued and outstanding capital stock of AACS; and

     WHEREAS, prior to the date hereof, the Shareholders owned all of the issued and outstanding capital stock of AACS; and

     WHEREAS, pursuant to the Stock Purchase Agreement, the execution and delivery of this Agreement are to occur contemporaneously with the consummation of the trans actions contemplated by the Stock Purchase Agreement;

     NOW, THEREFORE, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

     1.   Agreement Not to Compete.
          ------------------------

          1.1. Business of Company; Shareholders' Knowledge. In connection
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business plans and procedures, marketing plans and techniques and other procedures, methods, and processes used in connection with its business, and has also developed a list of clients and customers with significant repeat business, all of which are critical to the financial success of AACS in part because of the specialized nature of the business and the locales and markets serviced by AACS. During each Shareholder's association with AACS as an officer, director, shareholder and/or employee, each Shareholder has become familiar with the nature of

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AACS' business, its customers, and with the special techniques, procedures and methods previously referenced.

          1.2. Term and Restricted Activities.
               ------------------------------

               (a) In consideration of the foregoing and the purchase of the stock of AACS by Teletouch, each Shareholder hereby agrees that for the three (3) year period beginning on the date hereof (the "Term"), each Shareholder shall not, directly or indirectly, for his or her own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, advisor or otherwise, participate in the promotion, financing, ownership, or management of, any business which offers any of the same products or services presently offered by, or pursues any activities constituting or resembling the business of AACS within the area indicated within the bold border on the map attached hereto as Annex "A" (the "Restricted Area"); provided, however, that the Shareholders may own collectively up to five percent (5%) of the outstanding publicly-held securities of a publicly-held corporation which offers such products or services as a passive investment so long as no Shareholder participates in the management or control of such corporation; and provided, further, that Raymond C. Trott may be retained as an outside consultant or advisor for engineering services by a third party which third party may be considered a competitor of AACS and/or Teletouch.

               (b) Each Shareholder agrees during the Term not to solicit in any manner any business from any person or entity that was a customer of AACS or is now or becomes a customer of Teletouch if such business involves providing any of the same or similar products or services in the Restricted Area as constituted the business of AACS. Each Shareholder specifically acknowledges that AACS business is regional in scope and is contained in the Restricted Area. For a period of two (2) years, the Shareholders agree not to solicit the full-time employment of the current employees of Teletouch or those employees of AACS who became employed by Teletouch after the purchase of the stock of AACS by Teletouch in accordance with the Stock Purchase Agreement.

     2.   Payments to the Shareholders. At the Closing (as such term is
          ----------------------------
defined in the Stock Purchase Agreement) of the transactions contemplated in the Stock Purchase Agreement, and on the date hereof, Teletouch has paid and the Shareholders have accepted as full compensation for all covenants contained herein, the sum of $100,000 paid by wire transfer to an account designated by AACS which funds are hereby allocated as set forth on the signature pages hereto.
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     3.   Remedies.  In the event of a breach of a Shareholder's
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covenant not to compete, it is understood and agreed that Teletouch shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity available to such party. The Shareholders are the recipients of consideration under the Stock Purchase Agreement substantially in excess of the consideration hereunder; the Shareholders therefore acknowledge that any damages that Teletouch suffers due to a breach of this Agreement shall not be limited to the consideration received hereunder. If a court of competent jurisdiction should declare this covenant not to compete unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area, then the parties hereto ack nowledge and agree that such a court of law or equity shall have the express authority of the parties to this Agreement to reform this covenant not to compete to a reasonable restriction and/or to grant Teletouch any and all other relief, at law or in equity, reasonably necessary to protect their respective interests. Each Shareholder expressly covenants and acknowledges that he or she considers this restrictive covenant reasonable.

     4.   Notices.  Any notice, request, instruction,
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correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

          If to the Shareholders: to the addresses set forth on the signature pages hereto.

          If to Teletouch:

                          Teletouch Communications, Inc.
                          1000 Louisiana, Suite 600
                          Houston, Texas  77002
                          Attention:  Mr. Robert M. McMurrey
                          Telecopy:  (713) 650-3351

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at

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the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     5.   Governing Law.  The provisions of this Agreement shall be
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governed by and construed and enforced in accordance with the laws of the State of Texas.

     6.   Entire Agreement; Amendments and Waivers.  This Agreement
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and the Stock Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.   Binding Effect and Assignment.  This Agreement shall be
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binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that it is agreed that (i) each Shareholder may assign the economic benefits, but not his or her obligations, under this Agreement, and (ii) Teletouch may assign its rights hereunder in whole to any party which acquires all of the former assets and business of AACS or in pertinent part to any party which acquires a portion of the former assets and business of AACS in any discrete area. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto

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as of the date first above written.


                                  TELETOUCH COMMUNICATIONS, INC.



                                  By: ____________________________________
                                      Robert M. McMurrey
                                      Chairman and Chief Executive Officer



                                  SHAREHOLDERS:



                                  ________________________________________
                                  Lanty H. Wylie, Jr.
                                  $33,333.34

                                  Address: _______________________________
                                           _______________________________
                                  Telecopy:_______________________________



                                  ________________________________________

                                  Raymond C. Trott
                                  $33,333.33

                                  Address:________________________________
                                          ________________________________
                                  Telecopy:_______________________________

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                                  Estate of James Robert Bell




                                  By:_____________________________________
                                  Name:___________________________________
                                  Title:   Independent Executor
                                  $33,333.33

                                  Address:________________________________
                                          ________________________________
                                  Telecopy:_______________________________

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